Exibit C


                                      NITROMED, INC.
                              OPTION CANCELLATION AGREEMENT


	This OPTION CANCELLATION AGREEMENT (this "Agreement") is entered into as of this ___day of November, 2008, between NitroMed, Inc., a Delaware corporation (the "Company"), and the undersigned holder (the "Holder") of options (the "Options") to acquire shares of common stock, $.01 par value, of the Company ("Company Common Stock").

	WHEREAS, the Company and the Holder desire to enter into this Agreement to provide for the cancellation of the Options.

	NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Holder hereby agrees as follows:

	1.	The Holder is the holder of the Options set forth on Annex A hereto. Each such Option remains unexercised and outstanding as of the date hereof.

	2.	Notwithstanding anything to the contrary contained in the
agreement or instrument evidencing any such Option (the "Option Agreement") or any plan pursuant to which any such Option was granted, immediately prior to the effective time (the "Effective
Time") of the merger contemplated by that certain Agreement and Plan of Merger by and among the Company, Newport Acquisition Corp., a wholly-owned subsidiary of the Company, and Archemix Corp., (a) all of the Options held by the Holder will be deemed cancelled and will no longer be exercisable for Company Common Stock or any other securities of the Company and (b) the Option Agreement(s) and any other agreements or instruments evidencing such Options, whether or not returned to the Company for cancellation, shall be of no further force or effect.

	3.	The Holder (a) has not sold, assigned, pledged, transferred, encumbered, endorsed in blank to anyone, delivered to anyone, hypothecated or otherwise disposed of the Options or any interest represented thereby, or signed any power of attorney or other authorization with respect to the Options and (b) does not know of any person, firm, corporation, agency or government who has, or has asserted, any right, title, claim, equity or interest in, to or respecting the Options or any of the shares of Company Common Stock represented thereby.

	4.	The Holder hereby fully, forever, irrevocably and
unconditionally releases, remises and discharges the Company, and its past, current or future officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys' fees and costs), of every kind and nature which he or she ever had or now has against the Released Parties arising out of the Options.

	5.	The Holder shall execute and deliver such further instruments of conveyance, assignment or other documents reasonably requested by the Company to cancel the Options and all rights of the Holder thereunder.

	6.	If any provision of this Agreement is held invalid or
unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. This Agreement may be executed in one or more counterparts and may not be changed except in a writing signed by the person against whose interest such change shall operate. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts without regard to the principles of conflicts of law thereof.

	IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of this ____ day of November, 2008.

HOLDER:

______________________________
	(signature)

______________________________
	(print name)

Address: ______________________

______________________________


Acknowledged this ____ day of November, 2008.

NITROMED, INC.

By: 	________________________________
	Name:  Kenneth M. Bate
	Title:  President and Chief Executive Officer

ANNEX A
SCHEDULE OF OUTSTANDING OPTIONS TO BE CANCELLED
Holder
Grant Date
Expiration Date
Exercise Price
Underlying Shares of Common Stock


Mark Leschly
6/14/2004
6/14/2014
$6.95
10,000


Mark Leschly
5/16/2005
5/16/2015
$14.99
15,000


Mark Leschly
5/17/2006
5/17/2016
$4.12
15,000